UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2020

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 1, 2020, the Compensation Committee of the Board of Directors of Coda Octopus Group, Inc. (the “Company”) resolved to increase the cash compensation of Mike Midgley, the Company’s Chief Financial Officer and Divisional CEO of the Company’s wholly owned subsidiary, Coda Octopus Colmek, Inc., to $210,000 per annum, effective January 1, 2020. Under Mr. Midgley’s employment agreement, dated June 1, 2011, he was previously paid an annual salary of $200,000, subject to a yearly review. No other changes were made to Mr. Midgley’s employment agreement.

Also on January 1, 2020, the Compensation Committee of the Board of Directors of the Company resolved to increase the cash compensation of Blair Cunningham, the Company’s President of Technology, to $200,000 per annum, effective January 1, 2020. Under Mr. Cunningham’s employment agreement, dated January 1, 2013, he was previously paid an annual salary of $175,000, subject to a yearly review. No other changes were made to Mr. Cunningham’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2020

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer